UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010 (March 28, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 28, 2010, the Registrant’s wholly owned subsidiary, PRIDE Network, Inc., submitted three additional applications to the United States Department of Agriculture Rural Utility Service (“RUS”) for funding of approximately $139 million under the Broadband Initiative Program (the “Requested Funding”). The Requested Funding is expected to be split between loans of approximately $71 million and grants of approximately $68 million. The Registrant intends to utilize the Requested Funding for three Fiber-To-The-Premise (FTTP) build out projects.  Two projects are located in Northern Texas and one is proposed for the Southern Louisiana area. In light of the competitive nature of the RUS funding program, there can be no assurances that the Requested Funding will be awarded.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: March 29, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director